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                                                                    Exhibit 99.5


                                FOURTH AMENDMENT
                                     TO THE
                        ALLIANCE DATA SYSTEMS 401(K) AND
                             RETIREMENT SAVINGS PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         In accordance with Section 13.1 of the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan") is hereby amended, effective as of January 1, 2001, as follows:

         1. Section 2.2 of the Plan shall be amended in its entirety as to read as follows:

                  "Effective as of January 1, 2001, subject to Section 2.3, the requirements for becoming a Participant in the Plan are as follows: the completion of 30 days of service with the Employer and the attainment of age 21; provided, that any Employee who is classified as a "temporary, seasonal" Employee on the Employer's payroll system is required to complete a Year of Eligibility Service and attain age 21."

         2. In all other respects the Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, ADS Alliance Data Systems, Inc. hereby adopts this amendment this 1st day of November, 2000.


                                    By /s/ J. Michael Parks
                                      -------------------------

                                    Title  Chief Executive Officer and President
                                         ---------------------------------------



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